UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2013 (March 18, 2013)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On March 18, 2013, Chesapeake Energy Corporation (the “Company”) issued a press release announcing a public offering of $2.3 billion in aggregate principal amount of senior notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

On March 18, 2013, the Company issued a press release announcing the commencement of two separate tender offers for any and all of its 7.625% Senior Notes due 2013 and its 6.875% Senior Notes due 2018. A copy of this press release is attached as Exhibit 99.2 to this Current Report.

On March 18, 2013, the Company issued a press release announcing that it had priced its public offering of $2.3 billion in aggregate principal amount of its senior notes at par.  The offering included three series of notes: $500 million in 3.25% Senior Notes due 2016; $700 million in 5.375% Senior Notes due 2021; and $1.1 billion in 5.75% Senior Notes due 2023.  The Company expects the issuance and delivery of all three series of senior notes to occur on April 1, 2013, subject to customary closing conditions.  A copy of this press release is attached as Exhibit 99.3 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:                      March 21, 2013

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated March 18, 2013 announcing public offering of senior notes

99.2	Chesapeake Energy Corporation press release dated March 18, 2013 announcing the commencement of two separate tender offers

99.3	Chesapeake Energy Corporation press release dated March 18, 2013 announcing pricing of senior notes offering